Exhibit (10.2)


May 10, 2005



Mr. Antonio M. Perez
President and Chief Operating Officer
Eastman Kodak Company
343 State Street
Rochester, NY 14650

Dear Antonio:

The purpose of this letter is to inform you that the Executive Compensation and Development Committee (the
"Compensation Committee") of the Board of Directors of Eastman Kodak Company (the "Company") has approved the following compensation arrangements for you in connection with your election by the Board as Chief Executive Officer of the Company, effective June 1, 2005, and Chairman of the Board of the Company, effective December 31, 2005.

Effective June 1, 2005, the following will apply:

Wage Grade:  72

Base Salary:  $1,100,000

Target EXCEL Cash Bonus Leverage:  155% of base salary

Target Leadership Stock Allocation:  34,000 units for the
2006-2007 cycle

Target Stock Option Allocation under Officer Stock Option
Program: 72,000 non-qualified stock options for the 2005 officer stock option grant

One-Time Cash Award:  $150,000

One-Time Restricted Stock Award: 60,000 shares of restricted stock (assuming shareholder approval of the Company's new omnibus plan); 50% to vest on third anniversary of grant date and 50% to vest on fifth anniversary of grant date; deferral feature

One-Time Stock Option Award: 300,000 non-qualified stock options (assuming shareholder approval of the Company's new omnibus plan); 7-year term; exercise price of fair market value on grant date; 1/3 to vest on each of first three anniversaries of grant date


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May 10, 2005


Effective December 31, 2005, the following will apply:

Wage Grade:  73

Target Leadership Stock Allocation: 50,000 units, commencing with the 2007-2008 cycle, subject to Compensation
Committee approval of the allocation schedule

Target Stock Option Allocation under Officer Stock Option
Program: 100,000 non-qualified stock options, subject to Compensation Committee approval of the allocation schedule

Congratulations on your promotion. I wish you continued success at the Company.

                              Sincerely,

                              /s/ Timothy M. Donahue

                              Timothy M. Donahue



Timothy M. Donahue, Chairman, Executive Compensation and
Development Committee

EASTMAN KODAK COMPANY  343 STATE STREET  ROCHESTER, NEW YORK
14650

TEL (585) 724-4000